Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE DESIGNATED AS “[***]”.

EXECUTION VERSION

CONFIDENTIAL

COMMERCIAL SUPPLY AGREEMENT

(Gene Therapy - PRGN-2012)

This Commercial Supply Agreement is made as of the date of the last signature hereto (the “Effective Date”), by and between Precigen Inc., a Virginia corporation having its principal office at 20374 Seneca Meadows Parkway, Germantown, MD 20876 (“Client”), and Catalent Maryland, Inc., a Delaware corporation having its principal office at 801 W. Baltimore Street, Suite 302, Baltimore, MD 21201 (“Catalent”).

RECITALS

A.         Client develops, markets and sells pharmaceutical products, including cell and gene therapies;

B.          Catalent is a leading provider of advanced technologies, and development, manufacturing, and packaging services, for pharmaceutical, biotechnology, and consumer healthcare companies;

C.          Client desires to have Catalent provide the Services (as defined below) in connection with Client’s Product (as defined below), and Catalent desires to provide such services, all pursuant to the terms and conditions set forth in this Agreement.

THEREFORE, in consideration of the circumstances described above and the mutual covenants, terms, and conditions set forth below, the parties agree as follows:

ARTICLE 1

DEFINITIONS

The following terms have the following meanings in this Agreement:

1.1         “Acknowledgement” has the meaning set forth in Section 4.3(B).

1.2         “Affiliate(s)” means, with respect to Client or any third party, any corporation, firm, partnership or other entity that controls, is controlled by or is under common control with such entity; and with respect to Catalent, Catalent Pharma Solutions, Inc. and any corporation, firm, partnership or other entity controlled by it. For the purposes of this definition, “control” means possession, directly or indirectly, of the power to direct the management and policies of such corporation, firm, partnership or other entity, whether through the ownership of 50% or more of the voting interests, through contract, or otherwise.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE DESIGNATED AS “[***]”.

1.3         “Agreement” means this document, including all of its attachments and appendices, (all of which are incorporated by reference) and any amendment to any of the foregoing made in accordance with Section 18.1.

1.4         “Anti-Corruption Laws” has the meaning set forth in Section 12.1(F).

1.5         “Applicable Laws” means, with respect to Client, all laws, ordinances, rules and regulations, currently in effect or enacted or promulgated during the Term, and as amended from time to time, of each jurisdiction in which Product is produced, marketed, distributed, used or sold; and with respect to Catalent, all laws, ordinances, rules and regulations, currently in effect or enacted or promulgated during the Term, and as amended from time to time, of the jurisdiction in which Catalent performs Services; provided that CGMP shall not constitute Applicable Laws except to the extent expressly stated in the applicable Plan Document.

1.6         “Batch” means filled Product that is intended to have uniform character and quality within specified limits and is produced within a single cycle of Processing. For avoidance of doubt, only those Batches performed under CGMP regulations shall be considered a Batch for purposes of this Agreement.

1.7         “Batch Record” means a record of the successive Processing steps for a Batch generated or to be generated by Catalent concurrently with such Processing, including without limitation batch manufacturing records, sampling documentation, test results, all applicable Manufacturing data (including Raw Material data), and the Certificate of Analysis/Certificate of Compliance or Certificate of Testing.

1.8         “Calendar Quarter” means a period of three calendar months ending on March 31, June 30, September 30, or December 31 in any given calendar year.

1.9         “Catalent” has the meaning set forth in the introductory paragraph.

1.10       “Catalent Background IP” has the meaning set forth in Section 11.1.

1.11       “Catalent Defective Processing” has the meaning set forth in Section 5.2.

1.12       “Catalent Indemnitees” has the meaning set forth in Section 13.2.

1.13       “Catalent Invention” has the meaning set forth in Section 11.1.

1.14       “Certificate of Analysis” shall have the meaning set forth in the Quality Agreement.  As issued by Catalent, the document may be called a “Certificate of Compliance/Certificate of Analysis.”  If Client requests such document in writing prior to testing, Catalent will issue the certificate with the title “Certificate of Compliance” (as such term is defined in the Quality Agreement).

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE DESIGNATED AS “[***]”.

1.15       “Certificate of Testing” shall have the meaning set forth in the Quality Agreement.

1.16       “CGMP” or “Current Good Manufacturing Practice” means Current Good Manufacturing Practices promulgated by the Regulatory Authorities in the jurisdictions included in Applicable Laws (as applicable to Client and Catalent, respectively).  In the United States, this includes, but is not limited to, 21 C.F.R. Parts 4, 210 and 211, 820 as amended; and in the European Union, this includes, but is not limited to, EU Directive 2017/1572 for medicinal products for human use, Delegated Regulation (EU) 2017/1569 for investigational medicinal products for human use (as supplemented by Volume 4 of EudraLex published by the European Commission) and 2017/745 EU Medical Device Regulation as amended.

1.17       “Change Order” means an amendment to a Plan Document agreed by the parties in writing in accordance with the terms set forth in Section 2.2. For the purposes of this Agreement, a Change Order may also be referred to as a “QAR” or “Scope Change.”

1.18       “Client” has the meaning set forth in the introductory paragraph.

1.19       “Client Background IP” has the meaning set forth in Section 11.1.

1.20       “Client Indemnitees” has the meaning set forth in Section 13.1.

1.21       “Client Invention” has the meaning set forth in Section 11.1.

1.22       “Client Materials” means Client-supplied Materials and Client-dedicated Materials.

1.23       “Client-dedicated Materials” means: (i) Components, Raw Materials, Consumables, reference standards, chemicals, resins, cell culture media, and any other material specifically procured by Catalent on behalf of Client or dedicated by Catalent for use in the Services, and (ii) project-dedicated equipment procured by Catalent on behalf of Client that is specific to, specialized for, or customized for use in the Services.

1.24       “Client-supplied Materials” means any material to be supplied by or on behalf of Client or from a vendor selected by Client to Catalent for use in Services, including any drug substance, cell line, Product, project-dedicated equipment supplied or procured by or on behalf of Client pursuant to a Plan Document.

1.25       “Commencement Date” means the commencement date indicated in the applicable Plan Document as the first date upon which a Regulatory Authority approves Catalent as a manufacturer for Product.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE DESIGNATED AS “[***]”.

1.26       “Commercial Product Plan” means a separate document labeled “Commercial Product Plan” that is subject to the terms of this Agreement, is signed by both parties, describes the Product, and includes certain standard annexes that further describe activities and standard terms that apply to the Product (and any other applicable products) Processed for Client.  Any changes or additions to the Commercial Product Plan shall be made by written agreement executed by Catalent and Client.

1.27       “Components” means all primary product-contact components (such as vials, plungers, stoppers and syringes) or product-delivery devices (such as secondary devices or injectors) of the type required for use in the Services.  All Components will be specified and listed in the Plan Document and may be identified as either Components supplied by or on behalf of Client (and shall be “Client-supplied Materials”), and/or Components supplied by Catalent (which shall be “Client-dedicated Materials”).

1.28       “Consumable” means all bags, liners and other single use or regularly replaced materials that are required to perform the Manufacturing Process (excluding Raw Materials, Resins and coverings or protective gear worn by employees).

1.29       “Confidential Information” has the meaning set forth in Section 10.1.

1.30       “Contract Year” means, (i) for the first Contract Year, the period beginning on the Commencement Date and ending on the second December 31 thereafter (“Contract Year 1”) and (ii) following Contract Year 1, each consecutive twelve (12) month period beginning on January 1 and ending on December 31 (“Contract Year 2”, “Contract Year 3”, etc.).

1.31       “CPR” has the meaning set forth in Section 18.10.

1.32       “Defective Product” has the meaning set forth in Section 5.2.

1.33       “Delayed Approval Fee” has the meaning set forth in Section 7.3

1.34       “Deliverables” has the meaning set forth in Section 6.1.

1.35       “Discloser” has the meaning set forth in Section 10.1.

1.36       “Drug Product” means the final dosage form or form ready for human administration with respect to any PRGN-2012 Product, following, if applicable, any fill and finish activity to Process Client Materials into Drug Product.

1.37       “Effective Date” has the meaning set forth in the introductory paragraph.

1.38       “Exception Notice” has the meaning set forth in Section 5.2.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE DESIGNATED AS “[***]”.

1.39       “Facility” means Catalent’s facility as identified in the Plan Document or otherwise agreed by the parties in writing.

1.40       “Firm Commitment” has the meaning set forth in Section 4.2.

1.41       “Indemnified Matter” has the meaning set forth in Section 13.3.

1.42       “Intellectual Property” means all intellectual property (whether or not patented or patentable), including patents, patent applications, know-how, trade secrets, copyrights, trademarks, and proprietary designs, concepts, technical information, manuals, standard operating procedures, instructions, specifications, processes, and data.

1.43       “Losses” has the meaning set forth in Section 13.1.

1.44       “Master Batch Record” or “MBR” means the document agreed on by the Parties in a signed writing that defines the Manufacturing Process of a particular Product, and pertains to the manufacture and supply of each Batch of Product, as may be amended from time to time by a signed writing of the Parties. The Master Batch Record shall include, without limitation, the appropriate applicable requirements for components (such as Raw Materials, Client-supplied Materials, intermediates, in-process materials, and packaging materials and labels) and quantities of each as used; major production equipment; detailed production instructions, including sequences to be followed; sampling instructions and in-process controls with their acceptance criteria; time limits for completion of individual processing steps and/or the total process; expected yield ranges at appropriate phases of processing or of time; special notations and precautions to be followed; and instructions for storage of the intermediate, in-process material, Product to assure its viability for use. The Master Batch Record shall be presented in the English language. The Master Batch Record shall also incorporate by reference, without limitation, such additional information as may be required under the Quality Agreement.

1.45       “Manufacturing,” “Process” or “Processing” means each step in the processing or manufacturing of Product, as set forth in the Specifications, the Plan Documents, or any template Batch Record for such Product (including, to the extent applicable, any fill or finish activity for Drug Product and any storage activity.

1.46       “Minimum Requirement” has the meaning set forth in Section 4.1.

1.47       “New Invention” has the meaning set forth in Section 11.1.

1.48       “Pass-through Cost” means Catalent’s actual costs, plus an additional [***] administrative fee, for (a) Raw Materials, (b) Consumables, (c) Components, (d) Raw Material testing, (e) in-process testing, (f) release testing, (g) biohazardous Waste removal, (h) shipping, (i) third party storage costs (e.g. Raw Materials, work in progress, and Product) as appropriate and in

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE DESIGNATED AS “[***]”.

accordance with a Plan Document, (j) Designated Equipment (as set forth in a Plan Document) including repairs and maintenance, and (k) any other costs included in a Plan Document that are required for the Services and not included in the Product cost, in each case (a) through (k), for costs associated with performance of Services under a Plan Document whether performed at Catalent or outsourced to a third party.

1.49       “Person” means any individual or corporation, partnership, limited liability company, partnership, association, trust, unincorporated entity, or other legal entity, including any governmental unit or agency thereof.

1.50       “Plan Document” means the Commercial Product Plan, Project Plan, or Statement of Work (SOW), as applicable.

1.51       “Process Consumables” means materials used as an aid in the Processing of Product that do not become part of the finished Product including filters, tubing, Product contact disposables, containers, and bags.

1.52       “Processing Date” means the day on which the first step of Processing is scheduled to occur (including intermediate preparation and room set-up activities), as identified in an Acknowledgement or as otherwise communicated to the Client.

1.53       “Product” means the Drug Product for Client’s PRGN-2012 product, as applicable.

1.54       “Product Maintenance Services” has the meaning set forth in Section 2.5.

1.55       “Project Plan” or “Statement of Work” (which also may be referred to as an “SOW”), means a document labeled as such on Catalent’s standard form that refers to this Agreement and is signed by authorized representatives of both parties setting forth the proposed course of action for the production of Product or performance of Services at the Facility.  A Project Plan may include a description of the Product, Client-supplied Materials, Regulatory Authorities and the countries where such Product will be used or sold, presentations, pricing for Product(s) produced and Services provided under this Agreement, and any applicable reservation fee necessary to reserve a Processing suite for CGMP Services.  A project proposal (also called a quotation) issued by Catalent shall be considered a Project Plan after it has been executed by both parties.

1.56       “Purchase Order” has the meaning set forth in Section 4.3(A).

1.57       “Quality Agreement” has the meaning set forth in Section 9.8.

1.58       “Raw Materials” means any material necessary for the Processing of a Product or performance of Services, including, but not limited to, Resins, excipients, supplies, Components, consumables, and other materials used in the production of and which become part of the finished Product (for example: media components, buffer components, etc.), and packaging, other than the

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE DESIGNATED AS “[***]”.

Client-supplied Materials but specifically including Client-dedicated Materials, and any other material comprising a Raw Material as identified in the Plan Document, necessary to perform Services.

1.59       “Recall” has the meaning set forth in Section 9.7.

1.60       “Recipient” has the meaning set forth in Section 10.1.

1.61       “Regulatory Approval” means each approval, permit, product or establishment license, registration, or authorization, including each approval pursuant to U.S. Investigational New Drug Applications, Biologics License Applications, New Drug Applications, and Abbreviated New Drug Applications (or equivalent non-U.S. filings, such as European marketing authorization applications), as applicable, of a Regulatory Authority that is necessary or advisable in connection with the development, manufacture, testing, use, storage, exportation, importation, transport, promotion, marketing, distribution, or sale of Product in the Territory.

1.62       “Regulatory Authority” means a multinational, national, state, local, or other governmental or regulatory body, agency, department, bureau, authority, court, or other entity that is responsible for (A) the regulation (including pricing) of any aspect of pharmaceutical or medicinal products intended for human use or (B) health, safety, or environmental matters generally. In the United States, this includes the United States Food and Drug Administration; and, in the European Union, this includes the European Medicines Agency.

1.63       “Representatives” of an entity mean such entity’s officers, directors, employees, agents, members, accountants, attorneys, or other professional advisors.

1.64       “Resin” means all chromatographic media intended to refine or purify the Product, as specified in the Master Manufacturing Record.

1.65       “Review Period” has the meaning set forth in Section 5.2.

1.66       “Rolling Forecast” has the meaning set forth in Section 4.2.

1.67       “Securities Laws” has the meaning set forth in Section 18.11 (A)

1.68       “Services” means all work (for example, analytical services, development services, Processing, Validation Services, or Product Maintenance Services) performed by Catalent for Client pursuant to a Plan Document.

1.69       “Servicing Fees” has the meaning set forth in Section 9.4.

1.70       “Specifications” means the procedures (including any process flow diagram or description), requirements (including identification of the types and amounts of Raw Materials,

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE DESIGNATED AS “[***]”.

Client Materials, approved artwork, or approved suppliers or supplies, if any), parameters, standards, quality control or analytical testing protocols, and other specifications of the scope of services as set forth in the applicable Plan Document, all as modified from time to time in accordance with Article 8.

1.71       “Term” has the meaning set forth in Section 16.1.

1.72       “Territory” means the United States and any other country set forth in the Plan Document, or such additional country as the parties agree in writing. Notwithstanding anything to the contrary in the foregoing, the Territory excludes any country targeted by the comprehensive sanctions, restrictions, or embargoes administered by the United Nations, the European Union, the United Kingdom, or the United States. Catalent shall not be obliged to Process Products for sale in any of such countries if it is prevented from doing so, or would be required to obtain or apply for special permission to do so, due to any restriction (such as an embargo) imposed on it by any governmental authority, including those imposed by the U.S. Department of the Treasury’s Office of Foreign Assets Control.

1.73       “Pricing” or “Price” has the meaning set forth in Section 7.1(B)

1.74       “Validation Services” has the meaning set forth in Section 2.3.

1.75       “Vendor” has the meaning set forth in Section 3.3(B).

1.76       “Waste” shall mean any “hazardous substance” and/or “hazardous material” as provided under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), any “hazardous waste” as provided under the Resource Conservation and Recovery Act (RCRA), and/or any other waste material, pollutant and/or contaminant of any kind including, without limitation, any routine process waste or any by-product arising from any activities conducted pursuant to this Agreement.

ARTICLE 2

PROCESSING & RELATED SERVICES; VALIDATION

2.1         Definition of Scope.  The terms and conditions of this Agreement govern all Services provided pursuant to this Agreement or any Plan Document and all actions of Catalent in connection with such Services.  The use of proprietary drug delivery technologies owned or controlled by Catalent or its Affiliates is not within the scope of this Agreement.  Catalent shall perform the Services in accordance with the specific terms set forth in the Plan Document.  Each Plan Document shall (A) clearly define the Services, the Product, and the responsibilities of the parties with respect to the project work, and will include a scope of work, specific terms and conditions applicable to the Product, pricing, and, if appropriate, a payment schedule and (B) be

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE DESIGNATED AS “[***]”.

subject to, and incorporate by reference, all of the terms and conditions of this Agreement.  To the extent any terms or conditions of a Plan Document conflict with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control, except to the extent that such Plan Document expressly and specifically states an intent to supersede this Agreement on a specific matter and specifically references which terms and conditions of this Agreement are being superseded.  This Agreement shall supersede the terms of any Purchase Order, Acknowledgement or delivery document.

2.2         Amendments to Scope/Services.  Any material change in the matters contained in a Plan Document (including postponement of the agreed starting date for Services or suspension of Services by Client), or the assumptions upon which the Plan Document is based shall require a written amendment to the Plan Document, signed by both parties, (a “Change Order”) and may require changes in the pricing and timelines.  Each Change Order shall detail the requested changes to the applicable task, responsibility, duty, pricing, timeline, or other matter.  The Change Order will become effective upon the execution of the Change Order by signature by both parties, and Catalent will be given a reasonable period of time within which to implement the changes.  Both parties shall act in good faith and promptly when considering a Change Order requested by the other party.  Catalent shall not be obligated to perform any modified or additional Services, and Client shall not be liable for any change in price resulting from such changes, until a Change Order has been executed by the parties with respect to such Services.

2.3         Validation Services.  Catalent shall perform the Product qualification, validation, and stability services, if any, as set forth in the Plan Document (the “Validation Services”). Payment for such Validation Services shall be in accordance with Article 7.

2.4         Supply and Purchase of Product.  Catalent shall perform Processing in accordance with the Specifications, Applicable Laws, the terms and conditions of this Agreement, and the Plan Document. During the Term, Client and its Affiliates shall use Catalent exclusively for external, commercial fill and finish manufacturing, in each calendar year, of all of Client’s and its Affiliates’ reported volumes for Client’s PRGN-2012 Product during such year in the Territory. For the avoidance of doubt, neither the foregoing requirement nor any Minimum Requirement pursuant to Section 4.1 shall apply to any Services (including Validation Services and testing Services) under this Agreement other than Services consisting of fill or finish activity for PRGN-2012 Drug Product for commercial sale. Payment for Processing and supply of Product shall be in accordance with Article 7.

2.5         Product Maintenance Services.  Catalent shall provide the Product maintenance services set forth in, or appended to, the Plan Document (the “Product Maintenance Services”).  Payment for Product Maintenance Services shall be in accordance with Article 7.

2.6         Other Services.  Catalent shall provide Product-related Services, other than Validation Services, Processing, or Product Maintenance Services, as specified in a Plan Document.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE DESIGNATED AS “[***]”.

2.7         Approval of Subcontracting/Affiliates.  Catalent shall not subcontract, sublicense or otherwise delegate any material obligations under this Agreement to any third-party subcontractor without Client's prior written approval. All permitted subcontractors shall have entered into agreements with Catalent to enable Catalent to comply with all obligations hereunder relating to performance of Manufacturing Services hereunder, including without limitation, obligations relating to Client Confidential Information and Client Intellectual Property. Subject to the limitations of liability set forth in Section 14 of this Agreement, Catalent will, at all times, be fully responsible and liable for the performance and payment of such permitted subcontractors. Catalent shall have the right to cause any of its Affiliates to perform any of its obligations hereunder, and Client shall accept such performance as if it were performance by Catalent, provided that (A) none of Client’s rights hereunder are diminished or otherwise adversely affected as a result of such delegation or subcontracting, and (B) each such Catalent Affiliate undertakes in writing obligations of confidentiality and non-use regarding Confidential Information and relating to ownership of intellectual property rights which are substantially the same as those undertaken by the parties pursuant to this Agreement; and provided, further, that Catalent will at all times be fully responsible and liable for the performance of such Catalent Affiliate.

2.8         Client Responsibilities.  Unless otherwise agreed by the parties in any Plan Document, Client shall (A) assure the completeness and accuracy of all data necessary to draft a Plan Document or to permit Catalent to perform the Services, (B) promptly review and approve all in-process or finished Product test results to assure conformity of such results with the Specifications, and (C) if and to the extent applicable, timely prepare and file all submissions to Regulatory Authorities necessary to Process, transport, distribute, or sell Product, all at Client’s cost and expense.

2.9         Project Managers. Each party shall designate a project manager, who shall be responsible for providing decisions relating to Services under this Agreement, as well as communicating to each other technical and operational matters regarding the Services. The project managers shall be the principal point of contact between the parties and may thereafter be removed and a new project manager appointed by each respective party, at such party’s sole discretion, with notice of such appointment provided to the other party.

ARTICLE 3

MATERIALS

3.1         Client-supplied Materials.

A.         Client shall supply to Catalent for Processing, at Client’s cost, DDP (Incoterms 2020) the Facility, Client-supplied Materials in quantities sufficient to meet all binding orders for Product. Client shall deliver or cause to be delivered to the Facility such items and associated certificates of analysis, lot numbers (to the extent applicable), and expiration dates (to the extent applicable) at least [***] (but no more than [***] before the applicable Processing Date (unless

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE DESIGNATED AS “[***]”.

another timeframe is set forth in the applicable Plan Document), or as otherwise set forth in the Acknowledgement (as referenced in Section 4.3(B)). Client shall be responsible at its expense for securing any necessary governmental approval required in respect of such supply, including any controlled-substance, export, import, or other governmental clearance, permit, or certification from the U.S. Drug Enforcement Administration, U.S. Immigration and Customs Enforcement, or any comparable non-U.S. governmental authority. Catalent shall use Client-supplied Materials solely for performing Services. Catalent shall not transfer the Client-supplied Materials, or otherwise provide access to the Client-supplied Materials to any Third Party without the prior written consent of Client (which may consist in the execution of a Change Order or a SOW). Catalent agrees that no express or implied licenses or other rights relating to the Client-supplied Materials are provided to Catalent under any Patents, trade secrets or other proprietary rights of Client except to use such Client-supplied Materials solely in accordance with this Agreement and the applicable Plan Documents. Prior to delivery of any Client-supplied Materials, Client shall provide to Catalent a copy of all associated safety data sheets, safe handling instructions, health and environmental information, and any governmental certification or authorization that may be required under Applicable Laws relating to Product, and thereafter shall provide promptly any updates thereto.

B.          Catalent shall inspect all Client-supplied Materials received to: (i) verify their identity and (ii) inspect any such Client-supplied Materials for any observable damage. Unless otherwise expressly required by the Specifications or any Plan Document, Catalent shall have no obligation to test Client-supplied Materials to confirm that they meet the associated Specifications, certificate of analysis, or otherwise; but, in the event that Catalent detects a nonconformity with the Specifications, Catalent shall give Client prompt notice of such nonconformity. Catalent shall not be liable for any defect in Client-supplied Materials, or in Services or Product as a result of defective Client-supplied Materials, unless Catalent did not perform the foregoing obligations in accordance with the Specifications. Catalent shall follow Client’s reasonable written instructions in respect of return or disposal of defective Client-supplied Materials, at Client’s cost and risk.

3.2         Ownership and Risk of Loss of Client Materials.

A.         Client shall (i) own all right, title, and interest in and to Client-dedicated Materials upon Catalent’s receipt of payment for such Client-dedicated Materials; and (ii) continue to hold all right, title, and interest in and to Client-supplied Materials and other Client Materials (including while at the Catalent Facility and in transit) at all times until they are used in the Processing of Product. Catalent shall not reverse engineer, attempt to determine the structure or chemical composition of any of the Client Materials, or make any modifications or derivatives of the Client Materials, except as expressly allowed under the applicable Plan Documents. Upon completion of all Manufacturing Services with respect to specific Client Materials, or earlier upon Client's request, Catalent shall return all Client Materials to Client, or at Client's option, destroy (with certification of disposition), all of the foregoing at Client’s cost.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE DESIGNATED AS “[***]”.

B.          Catalent does not assume and has no risk of loss or liability for damage, theft, or destruction of Client Materials (or Product) while (i) in Catalent’s possession or at Catalent’s Facilities or (ii) while in transit to or from any Facility specified in a Plan Document or other Facilities of Catalent or Catalent’s Affiliates, except to the extent that any such loss results from [***], subject to the limitations of liability set forth in Section 14.

3.3         Raw Materials.

A.         Catalent is authorized to procure, inspect, and release adequate Raw Materials as necessary to meet the Firm Commitment (and, in Catalent’s discretion, for non-binding periods of the Rolling Forecast), or the minimum order quantities established by the vendor, if greater than the foregoing quantities. Client shall reimburse Catalent in accordance with Article 7 for Raw Materials procured by Catalent.  Catalent shall not be liable for any delay in delivery of Product if Catalent is unable to obtain, in a timely manner, a particular Raw Material necessary for Processing and placed orders for such Raw Materials reasonably promptly after receipt of Client’s Firm Commitment. In the event that any Raw Material becomes subject to purchase lead time beyond the Firm Commitment time frame, then parties will negotiate in a commercially reasonable manner any necessary adjustments to the Firm Commitments impacted by the delay.

B.          If Client requires a specific supplier, manufacturer, or vendor (each, a “Vendor”) to be used for any Raw Materials, then (i) such Vendor will be identified in the Specifications and (ii) for the avoidance of doubt, such Raw Materials shall be deemed Client-supplied Materials.    If any Raw Materials are included in the Price and the Vendor’s cost for such Raw Materials is greater than the cost to Catalent for obtaining the raw material of comparable quality from another vendor, then Catalent shall add to the Price the difference between the Vendor’s cost of the Raw Materials and Catalent’s cost of the comparable Raw Materials.  Client will be responsible for all costs associated with qualification by Catalent of any such Vendor that has not been previously qualified by Catalent, which shall be invoiced to Client as a Pass-through Cost.

C.          If Catalent reasonably determines that any Raw Materials (for which Catalent has not been reimbursed in accordance with Article 7) will not be  used (i) in Processing because of (a) a Specification change for any reason, (b) obsolescence of any Raw Material, or (c) termination or expiration of this Agreement, or (ii) in connection with any Firm Commitment (due to, among other reasons, termination or postponement of the Services relating to such Raw Materials), then Catalent may issue an invoice to Client for reimbursement of such Raw Materials, including the administrative fees set forth in Section 7.1(C), and Client shall pay such invoice, provided that Catalent purchased such Raw Materials in accordance with Section 3.3(A).

3.4         Artwork and Labeling.  Client shall provide or approve, prior to the procurement of applicable Raw Materials, all artwork, advertising, and labeling information necessary for Processing, if any. Such artwork, advertising, and labeling information is and shall remain the exclusive property of Client, and Client shall be solely responsible for the content thereof. Such

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artwork, advertising, and labeling information or any reproduction thereof may not be used by Catalent in any manner other than in relation to performing its obligations hereunder without Client’s written consent.

3.5         Client Materials and Raw Materials Storage. Catalent shall ensure that all Client Materials and Raw Materials that are to be used in the manufacture of Product or otherwise used for Services provided under this Agreement, as well as all Products, intermediates, and all other materials used in the Manufacturing Process in Catalent's control, are stored in accordance with the terms and conditions of this Agreement, the Specifications or the Master Batch Record (as applicable), retest date letters (reference standard), the Quality Agreement, all Applicable Laws, and/or as otherwise mutually agreed to in a signed writing by Catalent and Client.

3.6         Inventory Status Reports.    Throughout the Term, Catalent shall provide Client, on a monthly basis when Catalent is actively manufacturing Product, or otherwise on a quarterly basis, written inventory status reports setting out the quantities of Client-supplied Materials and certain excipients (agreed to in writing by the parties) in inventory for the Processing of Product under this Agreement, as well as any final Drug Product in inventory.

3.7         Handling of Wastes.

A.         Hazards.  Client must notify Catalent of any hazardous conditions or Wastes known to Client that may exist or be produced by Catalent in the course of performing the Services contemplated by this Agreement, including providing Catalent with all information in Client’s possession or control concerning any health hazards or potential health hazards associated with exposure to or the handling, storage, use, or disposal of Client  Materials and/or Product, including, without limitation, a Material Safety Data Sheet for Product, if one exists.  In the event that any such information is updated or corrected, Client shall promptly notify Catalent thereof and provide Catalent with the updated or corrected information. Catalent shall, in accordance with Catalent’s internal procedures, inform its employees, contractors and other personnel of any known or reasonably ascertainable chemical hazards associated with the Client Materials, Product, or any Wastes generated through performance of the manufacturing and processing activities hereunder, and provide such persons with training, as required by Catalent’s internal procedures, in the proper methods of handling and disposing of such items.

B.         Handling; Notification.  At Client’s expense, Catalent or a designated Third-Party contractor shall handle, label, package, store, transport and dispose of all Wastes generated through performance of the manufacturing and processing activities hereunder in material compliance with Applicable Laws.  Catalent shall promptly notify Client in writing of any unauthorized reportable release or emission of any Wastes generated through performance of the Services hereunder and any potential environmental violation or litigation related thereto.  Each Party shall promptly notify the other of any health hazards or potential health hazards of which it is or becomes aware concerning exposure to or handling of the Client Materials, Product, or Wastes.

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ARTICLE 4

MINIMUM COMMITMENT, PURCHASE ORDERS & FORECASTS

4.1         Minimum Requirement.  If the Plan Document specifies any minimum number of Batches that must be purchased by Client in one or more Contract Years (the “Minimum Requirement”), then Client shall purchase the Minimum Requirement for each such Contract Year.  If Client does not purchase the Minimum Requirement (if any) for any Product during any Contract Year, then Catalent may invoice Client after the end of such Contract Year, and Client shall be obligated to pay to Catalent, the difference between (A) the total amount Client would have paid to Catalent if the Minimum Requirement had been fulfilled for the Product and (B) the sum of the amount paid with respect to all purchases of Product from Catalent during such Contract Year (including any amount actually paid pursuant to Section 4.2 in connection with reconciliation of the Firm Commitment). Notwithstanding the foregoing, in the event that Client does not purchase the Minimum Requirement during any Contract Year due to Catalent’s negligence, or material breach, then Client shall not be required to pay the difference described above.

4.2         Rolling Forecast; Firm Commitment.  On or before the [***] of each calendar quarter, Client shall furnish to Catalent a written rolling forecast of the quantities of Product that Client intends to order from Catalent during the following [***] period (the “Proposed Rolling Forecast”).  Catalent shall have [***] from receipt of a Proposed Rolling Forecast to accept or reject it.  If Catalent fails to accept the Proposed Rolling Forecast within the foregoing [***] period, and (i) it was the first Proposed Rolling Forecast for the Product, then it shall be deemed rejected, or (ii) it was not the first Proposed Rolling Forecast for the Product, then any changes in the Proposed Rolling Forecast from the previous forecast shall be deemed rejected.  If Catalent rejects a Proposed Rolling Forecast, the Parties shall discuss in good faith potential alternate proposed rolling forecasts.  A “Rolling Forecast” means a Proposed Rolling Forecast that has been accepted by Catalent in writing in accordance with the terms of this Section 4.2.  For Rolling Forecasts prior to [***], the first [***] shall constitute a binding order for the quantities of Product specified in such Rolling Forecast (“Firm Commitment”) and the following [***] of the Rolling Forecast shall be non-binding, good-faith estimates. Commencing on [***], the first [***] of each Rolling Forecast shall constitute a Firm Commitment”) and the following [***] of the Rolling Forecast shall be non-binding, good-faith estimates.  If, in any given calendar quarter, Client fails to provide a new or updated forecast, the previous Proposed Rolling Forecast shall be deemed “re-submitted” for the current quarter and any applicable binding periods will apply to the quarters that have converted from non-binding to binding.   If Client fails to satisfy the Firm Commitment for a Product in any time period, then Catalent may, from time to time, invoice Client, and Client shall be obligated to pay to Catalent in accordance with Article 7, the Price for all Batches of such Product that would have been Processed if Client had satisfied the Firm Commitment in that time period. In the event that there is a production delay due to [***], then the minimum quarterly

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amounts described above shall not apply and the Parties will confer in good faith to update the Rolling Forecast in light of any applicable delays.

4.3         Purchase Orders.

A.         Within [***] of Catalent’s confirmation of acceptance of the Rolling Forecast, Client shall submit a binding, non-cancelable, written or electronic purchase order (each, a “Purchase Order”) for the quantities of Product in the Firm Commitment (excluding any quantities that were included in a prior, accepted Purchase Order).  The Purchase Order shall specify the number of Batches to be Processed, the Batch size (to the extent the Specifications permit Batches of different sizes) and the requested delivery date for each Batch. Client may submit Purchase Orders for quantities of Product in excess of the Firm Commitment, and Catalent may accept or reject such Purchase Orders in its sole discretion. Purchase Orders for quantities of Product in excess of the Firm Commitment shall be submitted by Client at least [***] in advance of the first Processing Date.

B.          Promptly following receipt of a Purchase Order, Catalent shall issue a written acknowledgement (each, an “Acknowledgement”) that it accepts or rejects such Purchase Order.  Each Acknowledgement accepting a Purchase Order shall provide an estimated delivery schedule for the Product.  The Parties shall meet and discuss in good faith any necessary adjustments to the estimated delivery schedule.  For avoidance of doubt, it shall not be considered a breach of this Agreement if Catalent does not deliver Product in strict accordance with the estimated delivery schedule.  Catalent shall use commercially reasonable efforts to provide Client with the number of Batches contained in the applicable Purchase Order.  If Catalent is unable to deliver Product in accordance with the estimated delivery schedule, Catalent shall notify Client promptly upon discovery of its inability to meet the estimated delivery schedule and the parties shall work in good faith to resolve any issues.  Catalent may reject any Purchase Order in excess of the Firm Commitment or not given in accordance with this Agreement.   Notwithstanding anything in this Section 4.3(B) to the contrary, Catalent shall use commercially reasonable efforts to supply Client with quantities of Product set forth in a Purchase Order that are up to [***] in excess of the quantities specified in the Firm Commitment, subject to Catalent’s other supply commitments and available production capacity.  Catalent shall issue an Acknowledgement within [***] of its receipt of a Purchase Order.

C.          In the event of a conflict between the terms of any Purchase Order or Acknowledgement and this Agreement, the terms of this Agreement shall control.

4.4         Catalent’s Cancellation of Purchase Orders. Notwithstanding anything in Sections 4.3 and 4.5 to the contrary, Catalent may cancel all, or any part, of a Purchase Order upon written notice to Client, and Catalent shall have no further obligation or liability with respect to such Purchase Order, if (A) Client refuses or fails to supply conforming Client-supplied Materials prior to the deadline set forth in Section 3.1 or (B) Client fails to obtain and provide in time to Catalent any

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agreed documentation under Sections 2.8 or 9.2. Any cancellation of all or any portion of a Purchase Order substantially in accordance with this Section 4.4 shall neither constitute a breach of this Agreement by Catalent nor reduce or modify Client’s obligations relating to the Firm Commitment and Minimum Requirement (if any).  Upon Client’s placement of a replacement Purchase Order and delivery of conforming Client-supplied Materials or agreed upon documentation, Catalent shall use commercially reasonable efforts to appropriately schedule Processing of the replacement Purchase Order.

4.5         Client’s Modification or Cancellation of Purchase Orders. Client may request to modify the quantity of Product in a Purchase Order or the requested delivery date by submitting a proposed Change Order to Catalent. Such proposed Change Order shall be effective and binding against Catalent only upon the execution of the proposed change order by Catalent, and, notwithstanding any such execution, shall not reduce or modify Client’s obligations relating to the Firm Commitment and Minimum Requirement (if any).   Catalent shall work in good faith with Client, subject to commercially reasonable efforts, to resolve any issues arising from a modified or cancelled Purchase Order.

4.6         Unplanned Delay of Processing/Supply.   Catalent shall use commercially reasonable efforts to meet timelines set forth in the Purchase Orders. Catalent shall provide Client with as much advance notice as practicable if Catalent determines that any Processing will be delayed for any reason. If Catalent fails to meet its supply obligations to Client under this Agreement, then Catalent shall use commercially reasonable efforts to cure such failure as soon as practicable. During such supply failure, Catalent shall use commercially reasonable efforts to allocate manufacturing capacity to the manufacture and supply of Product to Client or other designees, until such supply failure is remedied.  If any supply failure continues in effect for a period of more than [***], Catalent and Client shall meet and work together reasonably and in good faith to seek a prompt and commercially reasonable solution to the problem causing the supply failure.

4.7         Assumed Risk. In the event that Catalent identifies in written risk assessment to Client a specific concern or risk (for example, with respect to Raw Materials or Process considerations), and Client agrees in writing, signed by Client, to proceed, Client shall thereby assume the risk outlined by Catalent and Client shall bear full financial and other responsibility and liability for the occurrence of such “Assumed Risk” regardless of outcome (including, but not limited to, if Client’s targets or expectations are not met, if the schedule set forth in the Project documentation is not met, or if Product Processed under any Plan Document fails to meet Specifications), but only to the extent any such liability results from the Assumed Risk. As a condition, the risk assessment and Client signature must be included in a written document or email acknowledgment which clearly identifies the risk and clearly labels the risk as follows: “Assumed Risk, subject to Section 4.7 of the Commercial Supply Agreement If Client decides not to proceed, then the Parties shall reasonably cooperate to determine the next steps before Services may continue. Without limiting the foregoing, Client remains obligated to make all subsequent payments to Catalent in connection with that Project according to the payment schedule and as set forth in this Agreement. If Client

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requests a comprehensive risk assessment, the Parties shall negotiate an appropriate Plan Document or Change Order, including the cost to be paid by Client for such risk assessment. Notwithstanding the foregoing, nothing in this section shall be construed to permit Catalent to include as an “Assumed Risk” generalized or non-specific concerns, risks, or assumptions.

ARTICLE 5

TESTING; RELEASE

5.1         Batch Records and Data; Release.  Unless otherwise agreed to by the parties during their ordinary course of dealings, after Catalent completes Processing of a Batch, Catalent shall provide Client with a copy of the Batch Record for such Batch prepared in accordance with the Specifications within [***] of manufacturing; provided that, if testing reveals an out-of-Specification result, Catalent shall provide such Batch Record promptly following resolution of the out-of-Specification result. Within [***] after Catalent completes Processing of a Batch, Catalent shall also provide Client or its designee with Catalent’s certificate of analysis for such Batch and such other Batch documentation as may be required by the Quality Agreement. Unless otherwise set forth in the Quality Agreement, issuance of a certificate of conformance/analysis by Catalent constitutes release of the Batch by Catalent to Client. Client shall be responsible for final release of Product (including testing, at its cost) to the market.

5.2         Testing; Rejection.  No later than [***] after Client’s or its designee’s receipt of a Batch (or Product samples intended for testing by Client) plus all relevant Batch Records and documents set forth in the Quality Agreement to be included with each released Batch (“Review Period”), Client shall notify Catalent whether such Batch conforms to the Specifications. Upon receipt of notice from Client that such Batch meets the Specifications, or upon failure of Client to respond by the end of the Review Period, such Batch shall be deemed accepted by Client and Client shall have no right to reject such Batch. If Client timely notifies Catalent in writing (an “Exception Notice”) that such Batch does not conform to the Specifications or otherwise does not meet the warranty set forth in Section 12.1(A) (“Defective Product”) and provides a sample of the alleged Defective Product, then Catalent shall conduct an appropriate investigation in its discretion to determine (i) whether Catalent agrees with Client that Product is Defective Product and (ii) the cause of any nonconformity. If Catalent agrees that Product is Defective Product and determines that the cause of nonconformity is attributable to Catalent’s [***] (“Catalent Defective Processing”), then Section 5.4 shall apply. For the avoidance of doubt, where the cause of any nonconformity cannot be determined or assigned, it shall not be deemed Catalent Defective Processing.

5.3         Discrepant Results.  If the parties disagree as to whether Product is Defective Product or whether the cause of the nonconformity is Catalent Defective Processing, and this disagreement is not resolved within [***] of the Exception Notice date, then the parties shall cause a mutually acceptable independent third party to review records and test data and perform comparative tests or analyses on samples of the alleged Defective Product and its components, including Client-

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supplied Materials. The independent party’s results as to whether Product is Defective Product and the cause of any nonconformity shall be final and binding. Unless otherwise agreed by the parties in writing, the costs associated with such testing and review shall be borne by Catalent if Product is Defective Product attributable to Catalent Defective Processing, and by Client in all other circumstances.

5.4         Remedies for Nonconforming Product. “Catalent Nonconforming Product” means Defective Product determined to be caused by Catalent Defective Processing (whether by agreement of Catalent pursuant to Section 5.4 or by an independent expert pursuant to Section 5.3). “Client Nonconforming Product” means Defective Product not determined to be Catalent Nonconforming Product (whether by agreement of Client pursuant to Section 5.4 or by an independent expert pursuant to Section 5.3). All such Catalent Nonconforming Product or Client Nonconforming Product that has been delivered shall be either returned to Catalent or destroyed, at Catalent’s option. In the event a Defective Product is, as applicable, Catalent Nonconforming Product or Client Nonconforming Product, the following shall apply.

1.	Catalent Nonconforming Product. If the Product constitutes Catalent Nonconforming Product, Catalent, at Client’s direction and option, shall either: (i) re-perform, as applicable, the Drug Product fill-finish Services at no additional cost. In the re-performance of its Drug Product fill-finish Services, Catalent shall use replacement Client-supplied Materials, Raw Materials, Process Consumables, and Components, all of which shall be provided by Client at Client’s expense (except in case of [***] and subject to the limitations of liability set forth in Section 14) or (ii) credit Client for such rejected Batch. For the avoidance of doubt, Client shall be liable to pay for either the rejected Batch(es) or the replacement Batch(es), but not both.

2.	Client Nonconforming Product. If the Product constitutes Client Nonconforming Product, Client may, at Client’s option, order and pay for a replacement Batch. Catalent shall re-perform the Drug Product fill-finish Services at Client’s option and expense with Client bearing the cost of Client-supplied Materials, other Raw Materials, Process Consumables, Components, and the Services of Catalent, including the Batch Price for the Drug Product. Client shall be responsible for the cost of each Batch of such Client Nonconforming Product whether or not Product is delivered.

5.5         Replacement. In each such case under Section 5.4, Catalent shall use commercially reasonable efforts to replace such Catalent Nonconforming Product or Client Nonconforming Product as soon as practicable after the investigation and resolution of the cause(s) of the Catalent Nonconforming Product or Client Nonconforming Product, taking into account any commitments to other Catalent clients or contractually obligated capacity constraints.

5.6         Development Batches.   Until a Regulatory Approval of the Product for commercial sale, each Batch produced under this Agreement, including those necessary to support the validation

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portion of Client’s submissions for Regulatory Approvals, will be considered to be a “Development Batch” unless and until Processing has been validated.  Additionally, any Batch Processed after a (i) material change in Specifications, (for clarity, the materiality of a change will be determined by a risk assessment between the Parties)(in general, minor changes to Process or Product testing specifications shall not constitute a “material change”) or (ii) a change in scale of the Process to produce different quantities of Product (including, as applicable, after any Regulatory Approval) shall be considered a Development Batch until Catalent has Processed at least [***] consecutive batches of Product meeting the new Specifications (or existing Specifications at the changed scale, as applicable), and the Process has been revalidated and qualified by Catalent’s Quality and Validation departments.  Client shall be responsible to pay the Price and all costs of each Development Batch, even if such Batch fails to meet the Specifications, unless Catalent was grossly negligent in the Processing of the out-of-Specification Batch. Catalent and Client shall cooperate in good faith to resolve any problem causing the out-of-Specification Batch. If Client requests that Catalent Process a replacement Batch for any Development Batch, then (a) Client shall be obligated to pay Catalent its Services for Processing such replacement Development Batch and (b) all Raw Materials, Client-dedicated Materials, and Client-supplied Materials for such replacement Development Batch shall be at Client’s cost and expense.  Under no circumstances shall Catalent have any liability to Client for any Raw Materials or Client Materials consumed in a Development Batch.  Client shall not sell or distribute any Development Batch for commercial use unless it has obtained required Regulatory Approvals for commercial use of such Batches and provided satisfactory proof of such Regulatory Approvals to Catalent. For the purpose of the clarity, as it relates to Client’s PRGN-2012 Product, [***] no additional Development Batch will be needed for Client’s PRGN-2012 Product, unless there a material change in Specifications or a change in scale of the Process to produce different quantities of Product as described above.

5.7         Latent defect. If any Product is found to contain a Latent Defect after delivery by Catalent and such Product has not yet reached its expiration date, then Client may reject such Product by sending an Exception Notice together with a sample of the Product containing the alleged Latent Defect to Catalent (or if impracticable for Client to provide a sample, Client shall provide such other physical evidence as is reasonably necessary to evidence the alleged Latent Defect, which may include photographs or an independent third party analysis of the alleged Latent Defect), provided that such Exception Notice is received by Catalent no later than [***] after delivery of the Product by Catalent.  If reserve samples of the applicable Batch of Product retained at Catalent are also found to have the same Latent Defect described in the Exception Notice and such Latent Defect is attributable to Catalent Defective Processing, then Section 5.2 (“Testing; Rejection”) shall apply. For purposes of this Section 5.7 “Latent Defect” means a defect that exists at the time of delivery as described in Section 6.1, causes the Product to be Defective Product, and was not discoverable upon reasonable physical inspection of the Product or accompanying paperwork at the time of receipt by Client but is discovered at a later time; provided that a Product will not be

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deemed to contain a Latent Defect if the defect is attributable to defective Client-supplied Materials.

5.8         NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE OBLIGATION OF CATALENT TO RE-PROCESS (OR REPLACE) DEFECTIVE PRODUCT IN ACCORDANCE WITH THE SPECIFICATIONS SHALL BE, TOGETHER WITH CLIENT’S RIGHTS UNDER SECTIONS 13.1 AND 16.2, CLIENT’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT FOR CATALENT NONCONFORMING PRODUCT OR CATALENT DEFECTIVE PROCESSING AND IS IN LIEU OF ANY OTHER WARRANTY OR REMEDY, EXPRESS OR IMPLIED.

ARTICLE 6

DELIVERY

6.1        Delivery.  Catalent shall deliver Product and any other material to be delivered contemporaneously with Product, including samples, data, or analyses (collectively, the “Deliverables”) Ex Works (Incoterms 2020) from the Facility promptly following Catalent’s quality disposition of Product. Catalent shall segregate and store all Deliverables until tender of delivery. To the extent not already held by Client, title to the Deliverables shall transfer to Client upon Catalent’s quality disposition in case of a Batch of Product or delivery in case of all other Deliverables. If Catalent provides storage services with respect to any quantity of Product or other Deliverables, title to and risk of loss of such Product or other Deliverables shall pass to Client (to the extent it has not already passed to Client) upon transfer to storage. In the event Catalent arranges shipping or performs similar loading or logistics services for Client at Client’s request, such services are performed by Catalent as a convenience to Client only and do not alter the terms and limitations set forth in this Section 6.1. Catalent shall not be responsible for Deliverables in transit, including procuring any insurance, the cost thereof, any transport fee for any Deliverables, or any risk associated with any transit or customs delay, storage, or handling.  Catalent does not assume and has no risk of loss or liability for damage, theft, or destruction of Product while (i) in Catalent’s possession or at Catalent’s Facilities or (ii) while in transit to or from any Facility specified in a Plan Document or other facilitates of Catalent or Catalent’s Affiliates, except to the extent that any such damage, theft or destruction is attributable to Catalent’s[***], and subject to the limitations of liability set forth in Section 14 of this Agreement.

6.2         Storage for Product and Materials.

A.         Client-supplied Material and Raw Material Storage.  Except as otherwise set forth in a Plan Document, Catalent shall store Client-supplied Materials or Raw Materials for the remainder of the calendar month in which the Client-supplied Materials or Raw Materials arrive at Catalent without charge. On the first day of each calendar month thereafter that the Client-supplied Materials or Raw Materials are stored by Catalent, Catalent shall invoice Client (and

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Client shall pay) for a full month of storage. In no event shall Catalent be required to store any Client-supplied Materials or Raw Materials for more than [***] without Catalent’s consent.

B.          Product Storage.  Except as otherwise set forth in a Plan Document, in the event that Client fails to take delivery of any Product on any scheduled delivery date, Catalent shall store such Product, Catalent shall store Products for the remainder of the calendar month in which Catalent’s Quality Disposition for the Products takes place without charge. On the first day of each calendar month thereafter that the Products are stored by Catalent, Catalent shall invoice Client (and Client shall pay) for a full month of storage. In no event shall Catalent be obligated to store any Products for more than [***] without Catalent’s written consent. For purposes of this Section 6.1(B), storage by Catalent of any output from a manufacturing or development activity (such as an engineering batch) shall be subject to storage fees as set forth herein.

C.          Storage Pricing and Off-Site Storage.  Except as otherwise provided in this Section 6.2(C), Catalent shall be permitted to store Product, Client-supplied Materials and Raw Materials in mutually acceptable off-site, third-party storage facilities. The applicable Plan Documents may include pricing for storage at a Catalent Facility or off-site, third-party storage facilities, and Client shall pay for such storage for as long as Product, Client-supplied Materials or Raw Materials remain in storage at such facility. If the Plan Document does not set forth storage charges, storage shall be charged at Catalent’s storage rates that are in effect at the time the storage occurs. If Client fails to take delivery of any of the Deliverables on any scheduled delivery date, Catalent shall store such Deliverables and have the right to invoice Client monthly following such scheduled delivery for reasonable administration and storage costs.

ARTICLE 7

PAYMENTS

7.1	Fees. In consideration for Catalent performing Services hereunder:

A.         Validation Services.  Client shall pay to Catalent the fees for Validation Services, if any, set forth in the Plan Document with respect to such Product.  Catalent shall render an invoice to Client for such fees upon or after the completion of the relevant phase of the Validation Services.

B.          Product.  Catalent shall render an invoice to Client for its fees for Product on or after the transfer of title of such Product to Client as provided in Section 6.1, in an amount determined by the Batch pricing set forth in the applicable Plan Document with respect to such Product (together with any subsequent update to pricing, the “Price”) that is in effect on the date of invoicing.

C.          Cost Reimbursement.  Client shall be responsible for all Pass-through Costs required to perform Services, including, without limitation, for procurement of Raw Materials,

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shipping and handling costs, Waste disposal fees relating to the Services or Product, third-party testing fees,  any third-party testing fees, and such other items as may be identified in the Plan Document or other written document, and Catalent shall have the right to invoice Client for the cost of all Pass-through Costs.  Catalent may issue an invoice to Client for the sums Client is obligated to pay as follows, or as otherwise provided in the Plan Document: (i) in case of Raw Materials (including, for clarity, Client Dedicated Materials), upon Catalent’s placement of the purchase order with the vendor (except that where such Raw Materials are drawn from Catalent’s general stock of materials and are not Client-dedicated Materials, Catalent may invoice Client when such materials are consumed in Processing); (ii) in case of third-party services, upon Catalent’s placement of the Purchase Order with the Vendor; and (iii) in case of any other out-of-pocket costs or expenses, when Catalent pays for or becomes obligated to pay for such costs and expenses.

D.         Product Maintenance Services.  Client shall pay to Catalent the annual fees for Product Maintenance Services set forth in the Plan Document with respect to such Product.  Catalent shall render an invoice to Client for such fees upon or after the Commencement Date and, thereafter, upon or after the first day of each Contract Year.

E.          Other Fees.  Client shall pay to Catalent all other fees and expenses of Catalent and other sums due pursuant to this Agreement (including, without limitation, pursuant to Sections 2.6, 4.1, 4.2, 6.2, 9.4 and 16.3), or any Plan Document (including any project management fees, reservation fees, and delay fees). Catalent shall render an invoice to Client for such fees as and when appropriate.

7.2         Pricing Increase.  The Price and other fees shall be adjusted on an annual basis, effective on each anniversary of the Effective Date, upon [***] prior written notice from Catalent to Client, to reflect increases in, among other things, labor, utilities, and overhead and shall be in an amount equal to or greater than the percent change in the Producer Price Index (“PPI”), “Pharmaceutical Preparation Manufacturing” (Series ID: PCU325412325412), from the prior year, not seasonally adjusted, as published by the U.S. Department of Labor, Bureau of Labor Statistics, provided however, that any such price increases shall not exceed [***] on an annual basis.  In addition to the annual price changes, price increases for any Raw Materials that are included in the Price (including those Raw Materials referenced in Section 3.3(B)) shall be passed through to Client at the time of such price increase through an adjustment to the Price.  (Price increases for Raw Materials that are not included in the Price shall be passed through to Client for reimbursement in accordance with Section 7.1(c)).

7.3         Product Approval.  If any Regulatory Approval necessary for Catalent to commence Processing at the Facility has not been obtained by Client within [***] following the Effective Date, then Client shall pay to Catalent a fee as provided in Attachment A (“Delayed Approval Fee”) until such Regulatory Approval has been obtained and Catalent is able to commence Processing.  Notwithstanding the foregoing, in the event that Client is unable to secure such

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Regulatory Approval due to Catalent’s negligence or willful misconduct or failure to comply with Applicable Laws, then no Delayed Approval Fee shall be owed to Catalent.

7.4         Invoicing. Unless different terms are specifically set forth in the applicable Plan Document, Catalent shall invoice Client as set forth below:

A.         for Batch Manufacturing:

1.	Catalent shall invoice the [***] of the Price [***] Calendar Quarter in advance of the Calendar Quarter in which the Batch is scheduled to be Manufactured;

2.	Catalent shall invoice the remaining[***]of the Price upon the earliest to occur of the following: (i) Quality Disposition of the applicable Product by Catalent’s Quality Department, whether or not Client has approved such release; (ii) tender of delivery of Product by Catalent to Client; or (iii) if a third party is to perform finished product testing, then [***] following shipment of Product samples to a third party testing agency, but only if such testing agency has not yet delivered its test results for such Product and Catalent has performed all of its responsibilities except for those responsibilities which incorporate test results from the Third Party testing agency;

B.          for any Plan Document that can be completed within [***] (other than Manufacturing), Catalent shall invoice Client upon completion of the Services;

C.          for any Plan Document that cannot be completed within [***] (other than Manufacturing), Catalent shall invoice Client on a monthly basis;

All invoices shall include a purchase order number as provided by Client. Invoices shall be sent to:

Precigen, Inc.

20358 Seneca Meadows Parkway

Germantown, MD 20876

Attn:  Accounts Payable

E-mail:  AP_Precigen@Precigen.com

All payments to Catalent by Client shall be in United States currency and shall be by wire transfer to the following account:

Wire transfer:
Account Name	Catalent Maryland, Inc.
ABA#:	121137522
Account#:	1894755394

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7.5       Payment Terms.  Payment of each Catalent invoice is due [***] after the date of the invoice. Client shall make payment in U.S. dollars and in accordance with the payment instructions in the applicable invoice, provided that Client reserves the right to dispute the accuracy of any invoice presented by Catalent and shall endeavor to notify Catalent of any such dispute within [***] of Client’s receipt of such invoice by providing written notice of such dispute to Catalent. In the event of a disputed invoice, the parties shall negotiate the disputed amount in good faith, and Client shall pay such undisputed amounts pursuant to the terms herein. In the event Client’s dispute about any amount is determined by the Parties to have been unjustified, Catalent shall be entitled to charge Client interest on such disputed amount at the rate of [***] from the initial due date until the actual date of payment. Notwithstanding anything to the contrary in this Agreement, if at any time any undisputed payment is not received by Catalent by its due date, then Catalent may, in addition to other remedies available at law or in equity, charge interest on the outstanding sum from the due date (both before and after any judgment) at [***] until paid in full (or, if less, the maximum amount permitted by Applicable Laws). For the avoidance of doubt, failure to bill for interest due shall not be a waiver of Catalent’s right to charge interest.

7.6       Advance Payment. Notwithstanding anything in this Agreement to the contrary, Catalent may require payment in advance or the posting of a letter of credit before performing any further Services, including any Processing, tendering any delivery of Product, or shipping any Product, if (A) Client has, [***] in any [***] period, failed to pay timely any invoice or (B) Client has not established an acceptable credit rating or Client’s credit rating has been or is likely to be downgraded. If Client shall fail, within a reasonable time, to make such payment in advance or post such letter of credit as required, or if Client shall fail to make any payment when due, Catalent shall have the right, at its option, to suspend any further performance under this Agreement until such default is corrected, without such suspension releasing Client from its obligations under this Agreement.

7.7       Taxes.  All taxes, duties, and other amounts (excluding any tax based on net income or franchise tax) on Raw Materials, Client-supplied Materials, Services, or Product prior to or upon delivery, provision, or sale, as the case may be, whether assessed on Catalent or Client, are the responsibility of Client, and either Client shall reimburse Catalent for all such taxes, duties, or other amounts paid by Catalent or such sums will be added to invoices directed at Client.  If any deduction or withholding in respect of tax or otherwise is required by law to be made from any of the sums payable hereunder, Client shall be obliged to pay to Catalent such greater sum as will leave Catalent, after deduction or withholding as is required to be made, with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

7.8       Client and Third-Party Expenses.  Except as may be expressly covered by Product Maintenance Service fees, Client shall be responsible for [***] of its own and all third-party

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expenses associated with development, Regulatory Approval, and commercialization of Product, including regulatory filings and post-approval marketing studies.

ARTICLE 8

CHANGES TO SPECIFICATIONS

Any change to the Specifications agreed by the parties from time to time shall be in a writing dated and signed by the parties, and such changes shall be made in compliance with the Quality Agreement. Any change to the Process shall be deemed a Specification change. No change in the Specifications shall be implemented by Catalent, whether requested by Client or requested or required by any Regulatory Authority, until the parties have agreed in writing to such change, the implementation date of such change, and any increase or decrease in costs, expenses, or fees associated with such change (including any change to pricing). Catalent shall respond promptly to any request made by Client for a change in the Specifications, and both parties shall use commercially reasonable, good-faith efforts to agree to the terms of such change in a timely manner. As soon as is practicable after a request is made for any change in the Specifications, Catalent shall notify Client of the costs associated with such change and shall provide such supporting documentation as Client may reasonably require. Client shall pay all costs associated with agreed changes to the Specifications. If there is a conflict between the terms of this Agreement and the terms of the amended Specifications, this Agreement shall control. Catalent reserves the right to postpone effecting changes to the Specifications until such time as the parties agree to and execute the required written amendment.  For avoidance of doubt, any changes to Specifications shall only be applicable to future Manufacturing Services.

ARTICLE 9

RECORDS; REGULATORY MATTERS

9.1         Recordkeeping.  Unless the Parties otherwise agree in writing, Catalent shall maintain materially complete and accurate Batch, laboratory data, reports, and other technical records relating to Products in accordance with Catalent standard operating procedures. Such information shall be maintained for the minimum period required by Applicable Laws or, if longer, the period set forth in the Quality Agreement.

9.2         Regulatory Compliance.  The Parties may consult each other in relation to regulatory communications relating to the Product, and any such consultations shall be in accordance with the Quality Agreement. Catalent shall, at its sole cost and expense, obtain and maintain all permits and licenses with respect to general Facility operations required by any Regulatory Authority in the jurisdiction in which Catalent Processes Product. Client shall obtain and maintain all other Product-related Regulatory Authority approvals, authorizations, permits, and certificates, including those relating to the import, export, use, distribution, and sale of Product, and Client-supplied Materials, including those that are necessary for Catalent to commence Processing. Upon Catalent’s written request, Client shall provide to Catalent a copy of each Regulatory Approval

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required to distribute, market, or sell Product in the Territory. If Client is unable to provide such information with respect to any jurisdiction in the Territory, Catalent shall have no obligation to deliver Product to Client intended for delivery to such jurisdiction, notwithstanding anything to the contrary in this Agreement.  Client shall reimburse Catalent for any payment Catalent is required to make to any Regulatory Authority pursuant to Applicable Laws that specifically relate to Catalent’s formulation, development, Processing, filling, packaging, storing, or testing of Product or Client Materials at the Facility.  During the Term, Catalent will assist Client with all regulatory matters relating to Product, at Client’s request and expense. The parties intend and commit to cooperate to allow each Party to satisfy its obligations under Applicable Laws relating to performance of this Agreement.

9.3         Governmental Inspections and Requests.  Each Party shall advise the other Party of any inspection or inquiry by any Regulatory Authority concerning the Product or Processing of Product, as specified and within the time frame agreed to in the Quality Agreement. Within the time frame agreed to in the Quality Agreement, Catalent shall provide to Client a copy of any report issued by such Regulatory Authority and received by Catalent following a visit to the Facility concerning the Product or Processing of Product, redacted as appropriate to protect any Confidential Information of Catalent and the confidential information of Catalent’s other customers. Client shall provide to Catalent any material correspondence with a Regulatory Authority relating to Product, including FDA refusal-to-file, rejection, or warning letters. Client acknowledges that it may not direct the manner in which Catalent fulfills its obligations to permit inspection by and to communicate with Regulatory Authorities. Client shall reimburse Catalent for all reasonable and documented costs associated with inspections by Regulatory Authorities primarily in connection with any Product or Processing of Product under this Agreement or any Plan Document. However, Client shall not be responsible for paying any such costs related to any Regulatory Authority inspections or audits related, in general, to Catalent’s manufacturing facilities, operations or other infrastructure or any previously identified issues and/or complaints raised by a Regulatory Authority. Without limiting the foregoing, Client shall promptly notify Catalent of any communication from a Regulatory Authority relating to Processing at the Facility and shall consult Catalent in advance regarding any response to such Regulatory Authority to the extent that such response concerns Processing.

9.4         Regulatory Authority Fees.  Client shall reimburse Catalent for any Regulatory Authority fees Catalent may be required to pay pursuant to Applicable Laws (“Servicing Fees”), where such fees result specifically from Catalent’s formulation, development, manufacturing, Processing, filling, packaging, storing, or testing of Product or Client Materials. For clarity, Client shall not be responsible for paying any such costs related to any Regulatory Authority inspections or audits related to Catalent’s manufacturing facilities, operations or other infrastructure or any previously identified issues and/or complaints raised by a Regulatory Authority.

9.5         Client Access to Facility.

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A.         Persons-in-plant.  During the Term, up to [***] of Client’s Representatives shall be granted access, as mutually agreed in advance by the parties and in accordance with the terms of the Quality Agreement, at reasonable times during regular business hours, to (i) the portion of the Facility where Catalent Processes Product or performs other Services, (ii) relevant personnel involved in the Processing or other Services, and (iii) records described in Section 9.1, in each case solely for the purpose of verifying that Catalent is Processing Product or performing other Services in accordance with this Agreement, the applicable Project Plan, Applicable Laws (including, to the extent applicable, CGMP), the Specifications, and, if applicable, the Product master Batch Record.

B.          Quality Assurance Audits.  Client may conduct quality assurance Facility audits at a frequency established in the Quality Agreement. There shall be no cost to Client for audits conducted every other year.  Additional audits will be invoiced by Catalent separately at the current rate for such audit, unless such audit is “for cause”. Any request for an audit must be provided at least [***] in advance of the requested audit date unless otherwise agreed to mutually by the parties. Audits shall be designed to minimize disruption of operations at the Facility, provided that any request by Client for a ‘for cause’ audit shall be conducted at a mutually agreed time not less than [***] following notice to Catalent.

C.          For any audit or visit conducted by or on behalf of Client, Client’s Representatives who are not employees of Client may be required to sign Catalent’s standard visitor confidentiality agreement prior to being allowed access to the Facility; any participating Representatives shall comply with the Facility’s rules and procedures; and Client shall indemnify and hold harmless Catalent for any action, activity, or omission of or by any Representatives while on Catalent’s premises.

9.6         Virtual Inspections or Audits.  Inspections by Regulatory Authorities or Client Facility audits under Article 9 may be conducted by live and/or pre-recorded (as may be applicable) video and audio streaming sessions from a Facility using (i) integrated wearable “Smart Glasses”, and/or (ii) a set of related applications and software (collectively, the “Virtual Technology”) to facilitate telepresence between Facility personnel and Regulatory Authorities or Client (“VPP Services”). Catalent has the right to change, modify, add to, or discontinue any feature of the VPP Services at any time, with prior notification to Client. Catalent shall provide access to live video streaming sessions via a web portal URL.  Users of the Virtual Technology shall be responsible for maintaining the confidentiality of passwords and for installing anti-virus software and related protections. Client may not record, by any technology or other means, any of the live video streaming sessions, or other data, information, or activities made available via the VPP Services (collectively, the “Content”). The Content is not intended to capture any personal data from Client’s personnel, but in the event this may be the case, Client shall cooperate with Catalent to obtain and provide to Catalent a signed release and waiver form from participating Client personnel in connection with the recording and/or use of their images, photographs, pictures, voice, or likeness, for Catalent’s internal business use and purposes.

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9.7         Recall.  The Parties will each maintain records necessary to permit a Recall of any Product delivered to Client or its designee in accordance with the terms of the Quality Agreement. The process relating to any recall shall be defined in the Quality Agreement. With respect to any Recall, Catalent shall provide all reasonably necessary cooperation and assistance to Client. The cost of any recall shall be borne by Client, and Client shall reimburse Catalent for expenses incurred in connection with any recall, in each case, except to the extent such recall is caused solely by Catalent's [***] or Catalent's [***] or its [***], in which case Catalent shall bear the cost of such recall.  Any costs to be borne by Catalent under the foregoing sentence shall be limited to (A) reasonable, actual, and documented administrative costs incurred by Client for such recall and (B) replacement of the Product subject to recall, subject to the terms of Article 5.

9.8         Quality Agreement.  Prior to the first Processing of Product hereunder subject to CGMP, the parties shall negotiate in good faith and enter into a quality agreement (as revised from the to time, the “Quality Agreement”). If determined necessary by Catalent, the parties shall enter into separate Quality Agreements for each Facility. In the event of a conflict between this Agreement and the Quality Agreement with respect to quality-related activities, including compliance with CGMP, the provisions of the Quality Agreement shall govern. In the event of a conflict between this Agreement and the Quality Agreement with respect to any other matter, including allocation of risk, liability, and financial responsibility, the provisions of this Agreement shall govern.

ARTICLE 10

CONFIDENTIALITY AND NON-USE

10.1       Definition.  “Confidential Information” in this Agreement means all confidential and proprietary information of or protected by the disclosing person of whatever type, including all information furnished by or on behalf of Catalent or Client (as  the case may be, “Discloser”), its Affiliates or any of its or their respective Representatives, to the other Party (for purposes of this Article 10, “Recipient”), its Affiliates or any of its or their respective Representatives, whether furnished before, on, or after the Effective Date and regardless of the form in which furnished, including written, verbal, visual, electronic, or in any other media or manner, and information acquired by observation or otherwise during any site visit at the other Party’s facility. Confidential Information includes all proprietary technologies, know-how, trade secrets, discoveries, inventions, and any other Intellectual Property (whether or not patented), analyses, compilations, business or technical information, and other proprietary materials prepared by either Party, their respective Affiliates, or any of its or their respective Representatives, containing or based in whole or in part on any information furnished by or on behalf of Discloser, its Affiliates, or any of its or their respective Representatives. Confidential Information also includes the existence and terms of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Parties agree that the Specifications, Release Documents and master Batch records for the Product constitute Client Confidential Information.

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10.2       Exclusions.  Notwithstanding anything in Section 10.1 to the contrary, Confidential Information does not include information that (A) is or becomes generally available to the public or within the industry to which such information relates other than through a breach of this Agreement, (B) is already known by Recipient at the time of disclosure as evidenced by Recipient’s contemporaneous written records, (C) becomes available to Recipient on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis, or (D) was or is independently developed by or for Recipient without reference to Discloser’s Confidential Information as evidenced by Recipient’s contemporaneous written records, provided, however, that this Section 10.2 shall not exclude from the definition of Client Confidential Information the Specifications, Release Records, or master Batch records, unless such information is excluded in clause (A) of this Section 10.2.

10.3       Mutual Obligation.  Recipient (A) will keep confidential all Confidential Information, employing such protections as it would use for its own Confidential Information of a similar nature but in no case less than reasonable protections under the circumstances, (B) will not use Discloser’s Confidential Information except in connection with the performance of its obligations under this Agreement, and (C) will not disclose to any third party, without Discloser’s prior written consent, Discloser’s Confidential Information, except that Recipient may disclose Discloser’s Confidential Information to any of its Affiliates and its or their respective Representatives that (i) need to know such Confidential Information for the purpose of performing under this Agreement, (ii) are advised of the contents of this Article, and (iii) are bound to Recipient by obligations of confidentiality at least as restrictive as the terms of this Article. Each Party shall be responsible for any breach of this Article by its Affiliates or any of its or their respective Representatives.

10.4       Permitted Disclosure.  Recipient may disclose Discloser’s Confidential Information (i) as required in connection with Securities Laws compliance under Section 18.13. With respect to all other disclosures required by Applicable Law, Recipient may disclose Discloser’s Confidential Information to the extent required by law or regulation; provided that, (A) prior to making any such legally required disclosure, Recipient shall give Discloser as much prior notice of the requirement for and contents of such disclosure as is practicable under the circumstances; and (B) Recipient shall reasonably cooperate with Discloser, at Discloser’s request and expense, with any efforts to limit or eliminate such disclosure requirement including any efforts by Discloser to obtain a court order to limit the scope of such disclosure requirement, and (C) Recipient shall make only the minimal disclosure required, including by placing such restriction on the disclosure as may be permitted under the circumstances. Any such disclosure, however, shall not relieve Recipient of its other obligations under this Agreement unless it results in an exclusion listed in Section 10.2.

10.5       No Implied License.  Except as expressly set forth in Article 11, Recipient will obtain no right of any kind relating to, or license under, Discloser’s Confidential Information, including no right to file, own, or obtain any patent application or patent, by reason of this Agreement or any

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performance thereunder. Discloser’s Confidential Information will remain Discloser’s sole property, subject to Article 11.

10.6       Return of Confidential Information.  Upon expiration or termination of this Agreement, Recipient will (and will cause its Affiliates and its and their respective Representatives to) cease use of and, upon written request, within[***] either return or destroy (and certify as to such destruction) all of Discloser’s Confidential Information, including any copy of such information, except for (A) a single copy that may be retained for the sole purpose of ensuring compliance with its obligations under this Agreement and (B) any copies that may be stored in backed-up computer records, so long as such back-up copies are not readily accessible and are not used or consulted by Recipient for any purpose other than disaster recovery. Client shall not be obligated to return Catalent Confidential Information that is necessary to the exercise of Client’s rights under this Agreement.

10.7       Survival.  The obligations of this Article 10 will terminate [***] from the expiration or termination of this Agreement, except with respect to trade secrets, for which the obligations of this Article will continue for so long as such information remains a trade secret under law.

ARTICLE 11

INTELLECTUAL PROPERTY

11.1       Definitions. For purposes hereof:

A.         “Client Background IP” means all Intellectual Property and related embodiments owned by or licensed to Client as of the Effective Date or developed or controlled by Client other than in connection with this Agreement that are necessary for Catalent to perform the Services;

B.          “Catalent Background IP” means all Intellectual Property and related embodiments owned by or licensed to Catalent as of the Effective Date or developed or controlled by Catalent other than in connection with this Agreement that are necessary for, or used by Catalent in, performing the Services;

C.          “New Invention” means any Intellectual Property developed by either Party or jointly by the parties in connection with this Agreement;

D.          “Client Invention” means any New Invention that relates solely to (i) the Product, including without limitation, developing, formulating, manufacturing, filling, processing, packaging, analyzing or testing the Product, or (ii) Client Background IP or Client’s Confidential Information including without limitation the Process and Specifications.

E.          “Catalent Invention” means any New Invention, other than a Client Invention, that (i) relates exclusively to Catalent Background IP, or (ii) relates to (a) patented Catalent Background IP; (b) gene expression in cells, vectors for gene expression, or packaging cell lines,

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or associated manufacturing processes (including cell culture and protein purification processes); or (c) developing, formulating, manufacturing, filling, processing, packaging, analyzing, or testing biologic or pharmaceutical products generally.

11.2       Ownership of Intellectual Property. All Client Background IP and Client Inventions shall be owned solely by Client and no right therein is granted to Catalent under this Agreement, except that Catalent shall have a non-exclusive, royalty-free license to such items solely to the extent necessary to perform its obligations under this Agreement or any Plan Document or Quality Agreement executed pursuant to this Agreement. All Catalent Background IP and Catalent Inventions shall be owned solely by Catalent and no right therein is granted to Client under this Agreement, except that, subject to the terms and conditions of this Agreement, including the payment of all amounts owed by Client hereunder, Catalent shall grant to Client a perpetual, worldwide, irrevocable, royalty-free, nonexclusive license under any Catalent Invention necessary for Client to use and sell any Product, but in no event to make or have made Product other than by Catalent. The parties shall cooperate to achieve the allocation of rights to New Inventions set forth herein. Each Party shall be solely responsible for the costs associated with the protection of its Intellectual Property, and each may use the data generated in connection with Services for such protection.

11.3       Ownership of Data. Except as set forth in Section 11.2, all data and information resulting from the conduct of Services shall be the sole property of Client, shall be treated as Client Confidential Information, and shall be subject to Client’s exclusive use, commercial or otherwise.

11.4       Abatement.  Notwithstanding anything to the contrary in this Agreement, in the event that any Services are held, in a suit or proceeding, to infringe any Intellectual Property rights of a third-party (or to constitute the misappropriation of a trade secret of a third-party) and such Service is enjoined, or Catalent has an objective basis (confirmed by an opinion of its legal counsel) for believing that it is likely to be found to infringe or its activities under this Agreement to constitute a misappropriation, or is likely to be enjoined, then Catalent shall, in consultation with Client, either (i) procure the right at Client’s cost to continue such Services or (ii) modify the Services so that it becomes non-infringing or no longer constitutes a misappropriation; provided that such modification has no adverse effect on the Product’s ability to meet the Specifications; provided, further, that, if (i) and (ii) are not reasonably practicable, then Catalent shall have the right, in its sole discretion, to terminate this Agreement, by giving Client [***] prior written notice of the termination.

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ARTICLE 12

REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS

12.1       Catalent.  Catalent represents, warrants, and undertakes to Client that:

A.         At the time of delivery by Catalent as provided in this Agreement, Product shall have been Processed in accordance with Applicable Laws and in conformance with the Specifications, Master Batch Records and the applicable Quality Agreement and shall not be adulterated, misbranded, or mislabeled within the meaning of Applicable Laws; provided that Catalent shall not be liable for defects primarily attributable to (i) Client Materials or materials provided by or on behalf of Client with respect to Product subsequent to delivery (including, in each case to the extent applicable, artwork, advertising, and labeling), (ii) Processing in conformity with the master Batch Record, if any.

B.          Catalent is, to the best of its knowledge as of the Effective Date, in compliance with all Applicable Laws and regulatory guidelines relating to the performance of the Services under this Agreement. If Catalent learns of the noncompliance of an Applicable Law that materially impacts the Services performed under this Agreement by an employee, agent, or Subcontractor being used by Catalent, Catalent will promptly so notify Client in writing.

C.          Catalent lawfully controls operations in the Catalent Facility and will maintain the Catalent Facility in accordance with cGMP (when applicable).

D.         Catalent will not in the performance of its obligations under this Agreement use the services of any person debarred or suspended under 21 U.S.C. §335(a) or (b).

E.          Catalent is authorized to enter into this Agreement, and its performance of its obligations under this Agreement or any Plan Document or Quality Agreement executed pursuant to this Agreement will not violate Applicable Laws or any contract with any third-party.

F.          The execution and delivery of this Agreement and the performance of Catalent’s obligations hereunder (i) do not conflict with or violate any requirement of Applicable Laws and (ii) do not conflict with, or constitute a default under, any contractual obligation of Catalent.

G.          No transaction or dealing under this Agreement shall be conducted with or for any Person that is designated as the target of any sanction, restriction, or embargo administered by the United Nations, European Union, United Kingdom, or United States

H.         Catalent understands that Client may be required to comply with the United States Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and any other Applicable Laws relating to bribery or other corruption activities (collectively, the “Anti-Corruption Laws”). Catalent represents and warrants that no one acting on its behalf will give, offer, agree, promise to give, or authorize the giving directly or indirectly, of any money or other quid pro quo as an

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inducement or reward for favorable action or forbearance from action or the exercise of influence (i) to any governmental official or employee (including employees of government-owned and government-controlled corporations or agencies), (ii) to any political party, official of a political party, or candidate, (iii) to an intermediary for payment to any of the foregoing, or (iv) to any other Person in a corrupt or improper effort to obtain or retain business or any commercial advantage, such as receiving a permit, authorization or license.

12.2       Client.  Client represents, warrants, and undertakes to Catalent that:

A.         Client is authorized to enter into this Agreement, and its performance of its obligations under this Agreement or any Plan Document or Quality Agreement executed pursuant to this Agreement will not violate Applicable Laws or any contract with any third-party

B.          All Client-supplied Materials shall have been produced and delivered to Catalent in accordance with Applicable Laws, shall comply with all applicable specifications, including the Specifications, shall not be adulterated, misbranded, or mislabeled within the meaning of Applicable Laws, and shall have been provided in accordance with the terms and conditions of this Agreement.

C.          The content of all artwork provided by or on behalf of Client to Catalent shall comply with all Applicable Laws.

D.          All Product and other materials or Deliverables provided to Client by Catalent shall be held, used and disposed of by or on behalf of Client in accordance with Applicable Laws, and Client will otherwise comply with Applicable Laws relating to Client’s performance under this Agreement.

E.          Client will not release any Batch if the required certificates of conformance indicate that Product does not comply with the Specifications or if Client does not hold all necessary Regulatory Approvals to market and sell the Product within such Batch.

F.          Client will not in the performance of its obligations under this Agreement use the services of any Person debarred or suspended under 21 U.S.C. § 335(a) or (b);

G.          Client has all necessary authority to use and to permit Catalent to use pursuant to this Agreement, any Plan Document, or the Quality Agreement, and all Intellectual Property related to Product, Client-supplied Materials (including artwork), or the Processing of either of them, including all applicable copyrights, trademarks, trade secrets, patents, inventions, and developments.

H.          To its knowledge, there is (i) no patent owned by a third party related to Product or the Processing of Product that would be infringed by performance under this Agreement and (ii) no

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trade secret or other proprietary right of a third party related to Product or the Processing of Product that would be infringed or misappropriated by performance under this Agreement.

I.           To its knowledge, the Services will not violate or infringe upon any trademark, tradename, copyright, patent, trade secret, or other Intellectual Property or other right held by any person or entity.

J.           Client has all authorizations, licenses, and permits required by Applicable Laws to deliver (or have delivered) all Client-supplied Materials to the Facility.

K.         The execution and delivery of this Agreement and the performance of Client’s obligations hereunder (i) do not conflict with or violate any requirement of Applicable Laws and (ii) do not conflict with, or constitute a default under, any contractual obligation of Client.

L.          No transaction or dealing under this Agreement shall be conducted with or for any Person that is designated as the target of any sanction, restriction, or embargo administered by the United Nations, European Union, United Kingdom, or United States.

M.        Client understands that Catalent is required to comply with the Anti-Corruption Laws. Client represents and warrants that no one acting on its behalf will give, offer, agree, promise to give, or authorize the giving directly or indirectly, of any money or other quid pro quo as an inducement or reward for favorable action or forbearance from action or the exercise of influence (i) to any governmental official or employee (including employees of government-owned and government-controlled corporations or agencies), (ii) to any political party, official of a political party, or candidate, (iii) to an intermediary for payment to any of the foregoing, or (iv) to any other Person in a corrupt or improper effort to obtain or retain business or any commercial advantage, such as receiving a permit, authorization, or license.

12.3       Limitations.  THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY EACH PARTY TO THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT, AND NEITHER PARTY MAKES ANY OTHER REPRESENTATION, WARRANTY, OR GUARANTEE OF ANY KIND WHATSOEVER IN CONNECTION WITH THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 13

INDEMNIFICATION

13.1       Indemnification by Catalent.  Except to the extent that any of the following arises out of, relates to, or results from [***] by Client, its Affiliates, or any of their respective directors, officers, employees, or agents (collectively, “Client Indemnitees”), Catalent shall indemnify, defend, and

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hold harmless Client Indemnitees from and against any and all suits, claims, losses, demands, liabilities, damages, costs, and expenses (including reasonable attorneys’ fees and expenses and reasonable investigative costs) (collectively, “Losses”) in connection with any suit by a third party arising out of, relating to, or resulting from [***].

13.2     Indemnification by Client.   Except to the extent that any of the following arises out of, relates to, or results from [***] by Catalent, its Affiliates, or any of their respective directors, officers, employees, or agents (collectively, “Catalent Indemnitees”), Client shall indemnify, defend, and hold harmless Catalent Indemnitees from and against any and all Losses in connection with any suit by a third party arising out of, relating to, or resulting from [***].

13.3       Indemnification Procedures.  All obligations in Sections 13.1 and 13.2 are conditioned upon the indemnified party (A) promptly notifying the indemnifying party of any suit, action, claim, or proceeding or other liability (each, an “Indemnified Matter”) of which the indemnified party becomes aware (including a copy of any complaint, summons, notice, or other instrument related to the Indemnified Matter); provided, however, that any failure to provide such notice shall not relieve the indemnifying party of its obligations under this Article 13 except to the extent, if any, that the indemnifying party is actually prejudiced by such failure, (B) allowing the indemnifying party, if it so requests, to conduct and control the defense of any such Indemnified Matter and any related settlement negotiation (at the indemnifying party’s expense) (except that the indemnifying party (i) must promptly provide and continuously maintain such defense and (ii) may not settle such Indemnified Matter if such settlement involves the payment of any money by an indemnified Person, an injunction against such indemnified Person, or any admission of liability by such indemnified Person), (C) cooperating with the indemnifying party upon request in the defense of the Indemnified Matter or any related settlement negotiation (at the indemnifying party’s expense), and (D) not compromising or settling the Indemnified Matter without the prior written consent of the indemnifying party, not to be unreasonably withheld, conditioned, or delayed.

ARTICLE 14

LIMITATIONS OF LIABILITY

14.1       CATALENT’S TOTAL LIABILITY FOR ALL CLAIMS ARISING OUT OF ANY EVENT OR SERIES OF EVENTS IN CONNECTION WITH THIS AGREEMENT SHALL NOT EXCEED [***].

14.2       NOTWITHSTANDING THE FOREGOING, CATALENT SHALL HAVE NO LIABILITY UNDER THIS AGREEMENT FOR [***].

14.3       THE LIMITATIONS OF LIABILITY IN SECTIONS 14.1 AND 14.2 SHALL NOT APPLY TO THE EXTENT ARISING OUT OF OR RELATING [***].

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14.4       NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE TOTAL LIABILITY CALCULATED IN SECTION 14.1 SHALL EXCLUDE [***].

14.5       EXCEPT TO THE EXTENT RESULTING FROM [***], NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUES, PROFITS, OR DATA ARISING OUT OF PERFORMANCE UNDER THIS AGREEMENT OR ANY PLAN DOCUMENT, WHETHER IN CONTRACT OR IN TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 15

INSURANCE

Each party shall, at its own cost and expense, obtain and maintain in full force and effect during the Term the following: (A) commercial general liability and/or foreign liability insurance with a per-occurrence limit of not less than [***] or equivalent and an annual aggregate limit of not less than [***] or equivalent; (B) products and completed operations liability insurance with a per-occurrence limit of not less than [***] or equivalent covering each party’s own operations arising out of or connecting with this Agreement, providing coverage for bodily injury and property damage claims covering each party’s own operations arising out of or connecting with this Agreement; (C) employers’ liability insurance with limits of not less than [***] per claim and, if applicable to the jurisdiction, workers’ compensation insurance with statutory limits. Client shall at its own cost and expense, obtain and maintain all-risk property insurance, including transit coverage, in an amount equal to the full replacement value of its property while in, or in transit to or from, the Facility, and Client shall obtain a waiver of subrogation clause from its all-risk property insurance carrier(s) in favor of Catalent. Each required insurance policy shall be obtained from an insurance carrier with an A.M. Best rating of at least A-VII, or equivalent. If any required policy of insurance is written on a claims-made basis, then such policy shall be maintained throughout the Term and for a period of at least [***] thereafter. Each party shall be named as an additional insured within the other party’s products liability insurance policies; provided that such additional-insured status will apply solely to the extent of the insured party’s indemnity obligations under this Agreement. Upon the other party’s written request from time to time, each party shall promptly furnish to the other party a certificate of insurance or other evidence of the required insurance.   Client may use an umbrella policy to meet the coverage levels described above.

ARTICLE 16

TERM AND TERMINATION

16.1       Term.  This Agreement shall commence on the Effective Date and shall continue for three (3) years from the Commencement Date (the “Initial Term”), unless earlier terminated in accordance with Section 16.2 (such Initial Term, together with any extension in accordance with this Section 16.1, the “Term”).  Unless this Agreement is terminated in accordance with Section the Term shall automatically extend for successive one (1)-year periods unless and until one party gives the other party at least twelve (12) months’ prior written notice of its desire to terminate as of the end of the then-current Term.

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16.2       Termination.  This Agreement may be terminated immediately on written notice:

A.         by either party if the other party files a petition in bankruptcy, enters into an agreement with its creditors, applies for or consents to the appointment of a receiver, administrative receiver, trustee, or administrator for its affairs, makes an assignment for the benefit of creditors, suffers or permits the entry of any order adjudicating it to be bankrupt or insolvent and such order is not discharged within [***], or takes any equivalent or similar action in consequence of debt in any jurisdiction;  or

B.          by either party if the other party materially breaches this Agreement and such breach is not cured within [***] after the giving of written notice requiring the breach to be remedied; provided that, in the case of a failure of Client to make undisputed payments in accordance with the terms of this Agreement, Catalent may terminate this Agreement if such payment breach is not cured within [***] of receipt of notice of non-payment from Catalent.

16.3       Effect of Termination.  Expiration or termination of this Agreement shall be without prejudice to any right or obligation that accrued to the benefit of either party prior to such expiration or termination. In the event of a termination of this Agreement:

A.         Unless otherwise agreed by the Parties, Catalent will use commercially reasonable efforts to terminate all Services in progress in an orderly manner as soon as practical and in accordance with a schedule of Services agreed by both Parties;

B.          Catalent shall promptly return to Client, at Client’s cost and expense and direction, any remaining inventory of Product or Client Materials (provided that all of Catalent’s outstanding invoices have been paid in full) or, at Client’s prior written request, destroy (with certification of such destruction) any specified any remaining inventory of Product or Client Materials;

C.          Client shall pay to Catalent all undisputed invoiced amounts outstanding hereunder;

D.         Within [***] after expiration or the effective date of termination of the Agreement, Catalent shall render a final invoice to Client, and Client shall be obligated to pay, for (i) Product for which Processing had already commenced or completed as of the effective date of expiration or termination and (ii) all other Services that were performed before the effective date of expiration or termination, or in connection with any necessary wind down thereafter;

E.          Client shall pay Catalent for all costs and expenses incurred, and all commitments made and not cancellable (including those not cancellable without penalty), in connection with Catalent’s performance of this Agreement (including, without limitation, any Raw Materials for which Catalent has not been paid in accordance with Section 7.1(C)) so long as such costs, expenses, or commitments were made by Catalent consistent with Client’s most recent Firm Commitment and, if applicable, the vendor’s minimum purchase obligations; and

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F.          Provided the termination was not made by Client pursuant to Section 16.2(A) or 16.2(B), Client shall pay to Catalent the amount that Client would have paid to Catalent if it had satisfied its Firm Commitments and Minimum Requirements for the remainder of the Term.

16.4       Survival.  Notwithstanding expiration or termination of this Agreement, the rights and obligations of the parties shall continue under Articles 11 (Intellectual Property), 13 (Indemnification), 14 (Limitations of Liability), 17 (Notice), and 18 (Miscellaneous); under Articles 10 (Confidentiality and Non-Use) and 15 (Insurance), in each case to the extent expressly stated therein; and under Sections 7.5 (Payment Terms), 7.7 (Taxes), 7.8 (Client and Third Party Expenses), 9.1 (Recordkeeping), 9.7 (Recall), 12.3 (Limitations), 16.3 (Effect of Termination), and 16.4 (Survival), in each case in accordance with their respective terms if applicable.

ARTICLE 17

NOTICE

All notices and other communications under this Agreement shall be in writing and shall be deemed given: (A) when delivered personally or by hand; (B) when e-mailed (provided the e-mail is acknowledged by the recipient); (C) when received or refused, if sent by registered or certified mail (return receipt requested), postage prepaid; or (D) when delivered, if sent by a nationally recognized overnight courier service; in each case to a party at the address set forth below (or at such other address for a party as shall be specified by like notice; provided that such notices shall be effective only upon receipt thereof):

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Notices: For Project communications: Catalent Maryland, Inc. [***] For all other communications: Catalent Maryland, Inc. [***]	Notices: For Project communications: Precigen, Inc. [***] For all other communications: Precigen, Inc. [***]
With a copy to: Catalent Pharma Solutions [***] Attn: General Counsel (Legal Department) [***]	With a copy to: Precigen, Inc. [***] Attn: [***] [***]

ARTICLE 18

MISCELLANEOUS

18.1       Entire Agreement; Amendments; Preference.  This Agreement, together with the Quality Agreement and any and all Plan Documents that the parties may execute in accordance with this Agreement from time to time, collectively constitute the entire understanding between the parties, and this Agreement supersedes any contract, agreement, or understanding (oral or written) of the parties, with respect to its subject matter. For the avoidance of doubt, this Agreement does not supersede any existing, generally applicable confidentiality agreement between the parties as it relates to periods prior to the Effective Date or to business dealings not covered by this Agreement. No provision of this Agreement may be amended except upon written agreement signed by both parties, unless otherwise expressly provided in this Agreement. The terms of body of this Agreement shall prevail in the event of a conflict between this Agreement and any Plan Documents. In the event of an inconsistency between the terms and conditions of this Agreement and the terms and conditions of the Quality Agreement, the terms and conditions of the Quality Agreement shall govern all quality control/quality assurance and regulatory compliance related matters and this Agreement shall govern with respect to all other matters.

18.2       Captions; Certain Conventions.  The captions in this Agreement are for convenience only and are not to be construed as a substantive part of this Agreement. Unless otherwise expressly provided in this Agreement or the context of this Agreement otherwise requires, (A) words of any

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gender include each other gender, (B) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (C) words using the singular include the plural, and vice versa, (D) the words “include(s)” and “including” shall not be construed as limiting to the particular examples cited, (E) the word “or” shall be both conjunctive and disjunctive, (F) references to “Article,” “Section,” “subsection,” “clause”, or other subdivision, or to an Attachment or other appendix, without reference to an external document or other external source, are to the specified provision or appendix to this Agreement, (G) references to “$” or “dollars” shall be references to the U.S. dollar, unless expressly provided otherwise, (H) subject to Applicable Laws, all references to liabilities or obligations of Catalent shall be subject to Article 14, regardless of whether the particular provision includes a cross-reference to Article 14, and (I) references to any statute or regulation shall be deemed to refer to such statute or regulation as in effect from time to time or any successor statute or regulation, unless expressly stated otherwise. This Agreement shall be construed as if it were drafted jointly by the parties.

18.3       Further Assurances.  The parties shall execute, acknowledge, and deliver such further instruments and take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

18.4       No Waiver.  Failure by either party to insist upon strict compliance with any term of this Agreement in any one or more instances will not be deemed a waiver of its rights to insist upon such strict compliance with respect to any subsequent non-compliance.

18.5       Severability.  If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in force and effect.

18.6       Independent Contractors.  The relationship of the parties is that of independent contractors, and neither party will incur any debt or make any commitment for the other party except to the extent expressly provided in this Agreement. Nothing in this Agreement is intended to create or will be construed as creating between the parties the relationship of joint venturers, partners, employer/employee, or principal and agent. Neither party shall have any responsibility for the hiring, termination, or compensation of the other party’s employees or contractors or for any employee benefit or other employment-related obligation of any such employee or contractor.

18.7       Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the Parties, their successors and permitted assigns. Neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party, except that either Party may, without the other Party’s consent (but subject to prior written notice), assign this Agreement in its entirety to an Affiliate or to a successor to substantially all of the business or assets of the assigning Party or the assigning Party’s business unit responsible for performance under this Agreement, or to a successor in interest in connection with the out-license of the Product or the transfer or sale of

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all or substantially all of its business to which this Agreement relates, or in the event of its merger or consolidation or similar transaction (a “Change of Control”), subject to the licensee, assignee, successor, purchaser, merging party, or transferee (each a “Permitted Assignee”) agreeing to be bound by the terms and conditions of this Agreement. In the event of such Change of Control, the terms of this Agreement will be binding on, and inure to the benefit of and be enforceable by and against, the Permitted Assignee. Such Permitted Assignee will assume all obligations of its assignor or transferor under this Agreement.

18.8       No Third-Party Beneficiary.  This Agreement shall not confer any right or remedy upon any Person other than the parties and their respective successors and permitted assigns, except that Client Indemnitees and Catalent Indemnitees may enforce Article 13.

18.9       Governing Law.  This Agreement, and all suits, actions, claims, or proceedings (whether in contract, tort, or statute) that may be based upon, arise out of, or relate to this Agreement or any Plan Document, or the negotiation, execution, or performance of this Agreement (including any suit, action, claim, or proceeding, based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the [***], without giving effect to any law, rule, or provision of the [***], or to any other conflict of law principle, that would cause the application of the laws, rules, or provisions of any jurisdiction other than the [***]. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

18.10    Alternative Dispute Resolution.  Any dispute arising between the parties in connection with, arising out of, or relating to this Agreement or any Plan Document shall first be presented to the respective senior executives of the parties for consideration and resolution. If such executives cannot resolve such dispute [***], either party may submit such dispute to arbitration in the English language by the International Institute for Conflict Prevention and Resolution, 30 E. 33rd Street, 6th Floor, New York, NY 10016 (“CPR”). Any such arbitration shall be conducted before a panel of three neutral and experienced arbitrators having reasonable experience in commercial transactions of the type described in this Agreement, one chosen by Catalent, one chosen by Client and the third chosen by the foregoing two arbitrators. The arbitration shall use the CPR administered arbitration rules then in effect, any award rendered in such arbitration will be binding, and the prevailing party may seek judgment on and judicial enforcement of such award in any court of competent jurisdiction. The arbitration shall commence [***] of the date on which an arbitrator is selected. The arbitrators’ decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrators shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages. Each party shall bear its own attorneys’ fees, costs and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, that the arbitrators shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys’ fees, costs and

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disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.) and/or the fees and costs of the arbitrators, as well as any cost of collection or enforcement of any arbitral award. Quality-related disputes that arise between the parties shall be resolved in accordance with the dispute resolution procedures outlined in the Quality Agreement. Except to the extent necessary to confirm an award or as may be required by law, neither a party nor any arbitrators may disclose the existence, content, or results of an arbitration without the prior written consent of both parties. Notwithstanding the foregoing provisions of this Section 18.10, each party acknowledges and agrees that, due to the unique and valuable nature of the other party’s intellectual property and Confidential Information, there can be no adequate remedy at law for any breach by such party of the provisions of this Agreement, that any such breach may result in irreparable harm to the other party for which monetary damages would be inadequate to compensate such party and that the other party shall have the right, in addition to any other rights available under applicable law governing this Agreement, to obtain from any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce, any covenant or obligation of such party under such provisions, without the necessity of posting any bond or security.

18.11     Publicity.

A. Neither party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other party’s express prior written consent, except as required (A) under Applicable Laws, (B) by any governmental agency, or (C) by the securities laws of the United States, or any listing or trading agreement concerning its publicly traded securities, or under any applicable securities laws, or the rules of any stock exchange on which the securities of the disclosing Party are listed (collectively, “Securities Laws”); provided, in each case the Party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the consent of the other Party as to the form, nature, and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure. In addition, neither Party shall use the other Party’s name in a manner that could be reasonably construed as an endorsement of such Party’s products or services, including any scientific conclusion as to safety or efficacy.

B.  Notwithstanding the foregoing, or anything to the contrary in this Agreement, a Party may make disclosures that it believes are required under applicable Securities Laws, based upon the advice of counsel, provided that it shall where reasonably practicable provide the other Party with a copy of the materials proposed to be disclosed and an opportunity to promptly review and comment on the proposed disclosure. To the extent that the other Party reasonably requests that any information in the materials proposed to be disclosed be deleted or redacted, the disclosing Party shall use commercially reasonable efforts to request confidential treatment of such information pursuant to applicable Securities Laws relating to the confidential treatment of information) so that any information that the other Party reasonably requests to be deleted or

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redacted, to the extent permitted by the applicable government agency, is omitted from such materials.

18.12     Right to Dispose and Settle.  Catalent shall not dispose of any inventory of Product, Client-supplied Materials, equipment, samples or other items belonging to Client, without first using commercially reasonable efforts to obtain instructions from Client in respect of such items. If Catalent requests in writing from Client direction with respect to disposal of any inventory of Product, Client Materials, equipment, samples, or other items belonging to Client and is unable to obtain a response from Client [***] after making reasonable efforts to do so and after providing Client with a detailed list of inventory, Catalent may, in its sole discretion, (i) dispose of all such items and (ii) set-off any and all amounts due to Catalent or any of its Affiliates from Client against any credits Client may hold with Catalent or any of its Affiliates. For the avoidance of doubt, any disposal by Catalent of Product, Client-supplied Materials, equipment, tools, samples or other items belonging to Client will be carried out in accordance with Applicable Law and any safety data sheets, safe handling instructions and health and environmental information provided by Client.

18.13     No Setoff.  Except as provided in Section 18.12, each party (i) shall perform its obligations under this Agreement (including payment obligations) without setoff, deduction, recoupment, or withholding of any kind for amounts owed or payable by the other party whether under this Agreement, Applicable Laws, or otherwise and whether relating to the other party’s breach, bankruptcy, or otherwise, and (ii) hereby waives any rights that it may have to such setoff, deduction, recoupment, or withholding of any kind whether such rights arise under this Agreement, Applicable Laws, or otherwise.

18.14     Force Majeure.  Except as to payments required under this Agreement, neither party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such party’s performance hereunder if such default or delay is caused by events beyond such party’s reasonable control, including, but not limited to: acts of God; any action or failure to act of any government or agency thereof occurring after the Effective Date of this Agreement; war or insurrection, armed hostilities, civil commotion, any act of terrorism, labor disturbances, or epidemic; failure of or shortages due to any supplier, vendor, public utility, or common carrier; or destruction of or substantial damage to production facilities or materials by earthquake, fire, flood, or extreme weather; provided that the party seeking relief under this Section 18.14 (a) has taken commercially reasonable measures to avoid, prevent and mitigate against such risks, (b) shall immediately notify the other party of such cause(s) beyond such party’s reasonable control and (c) continues to perform it obligations hereunder to the extent practicable under the circumstances. If the cause(s) continue unabated for [***], then both parties shall meet to discuss and negotiate in good faith what modifications to this Agreement should result from such cause(s).

18.15     Counterparts.  This Agreement, and any amendment hereto, may be executed in one or more counterparts, each of which will be deemed an original but all of which together will

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constitute one and the same instrument. This Agreement shall be effective upon full execution (which includes execution by industry standard electronic signature software) and delivery by facsimile, email of PDF, or original; any photocopy, facsimile, or electronic reproduction of the executed Agreement shall constitute an original.

18.16     Non-solicitation of Employees.  During the term of this Agreement, neither party shall, directly or indirectly, solicit any employee, consultant, or contractor of the other party to terminate their employment or engagement with the other party in order to become employed or engaged by the soliciting party.  Provided, however, that the foregoing shall not apply to any: (a) individual whose employment or service was terminated by the other party; (b) publishing or posting of open positions in the course of normal hiring practices; (c) solicitations made by third-party search firms that have not been directed by a party or its Affiliates to specifically solicit such individuals or hiring as a result of such solicitations; (d) an individual who approaches a party seeking to be hired as an employee or in another capacity (including as an independent contractor or consultant) if no party had previously attempted to solicit or hire such individual.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized Representatives to execute this Agreement effective as of the Effective Date.

Catalent Maryland, Inc. /s/ David McErlane	Precigen Inc. /s/ Helen Sabzevari
Signature	Signature
David McErlane	Helen Sabzevari
Printed Name	Printed Name
Group President, Biologics	CEO
Title 07-Aug-2025	Title 13 August 2025
Date	Date

/s/ Harry Thomasian

Signature

Harry Thomasian
Printed Name
CFO
Title 13 August 2025
Date
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ATTACHMENT A

Minimum Requirement AND PRODUCT FEES

[***]

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